EXHIBIT (23)(ii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-43426, effective August 10, 2000) and on Form S-8 (File No. 333-46860, effective September 28, 2000) of Peoples Bancorp of North Carolina, Inc. of our report dated March 25, 2015, relating to our audit of the 2014 and 2013 consolidated financial statements, which appear in this Annual Report on Form 10-K for the year ended December 31, 2015.

                                                                                                                                                                                                                                                                                                        /s/ PORTER KEADLE MOORE, LLC

Atlanta, Georgia
March 14, 2016